Item 77Q1(d)

Amended Schedule B, dated March 16, 2017, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on March 16, 2017 (Accession Number 0001193125-17-085492).

Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibit A, amended as of April 7, 2017. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on April 7, 2017 (Accession Number 0001193125-17-116080

Amended Exhibit B, dated March 27, 2017, to the Combined Amended and Restated Rule 18f-3 Multi-Class Plan, amended as of April 7, 2017. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on April 7, 2017 (Accession Number 0001193125-17-116080).